UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 7, 2007

MCF CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item	5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of a Director

On November 1, 2007, Anthony B. Helfet resigned from the Board of Directors of MCF Corporation. At the time of resignation, there were no disputes between Mr. Helfet and the Board.

(d) Election of a New Director

On November 1, 2007, the Board of Directors of MCF Corporation appointed John M. Thompson, by unanimous electronic written consent, as a director of the Company to fill the seat of Mr. Helfet. There were no arrangements between Mr. Thompson and any other persons regarding Mr. Thompson’s selection as a director, and there are no applicable transactions between Mr. Thompson and the Company under Regulation S-K Item 404(a). Mr. Thompson will not initially serve on any committees of the Board.

On November 2, 2007, at the regular meeting of the Board, D. Jonathan Merriman resigned as Chairman, while retaining his directorship on the Board, and John Thompson was elected by the Board as Chairman.

Item	9.01 Exhibits

(d) Exhibits.

99.1	Press Release announcing John M. Thompson’s Election as Chairman and Anthony B. Helfet’s Resignation.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MCF CORPORATION
Date: November 7, 2007	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer